Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Geostar Mineral Corporation

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report, dated December 18, 2006, relating to the financial statements of Geostar Mineral Corporation as of October 31, 2006 and for the period from September 12, 2006 (inception) through October 31, 2006. We also consent to the reference to our firm under the caption "Experts".

MALONE & BAILEY, PC
Malone & Bailey, PC
Houston, Texas
January 12, 2007